     As filed with the Securities and Exchange Commission on March 15, 1999

                                                      REGISTRATION NO. 333-68895

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            VULCAN MATERIALS COMPANY
             (Exact name of registrant as specified in its charter)
                                 ---------------

      NEW JERSEY                                      63-0366371
(State of Incorporation)                (I.R.S. Employer Identification Number)

                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000
                              (205) 298-2960 (FAX)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                             WILLIAM F. DENSON, III
                     SENIOR VICE PRESIDENT-LAW AND SECRETARY
                             1200 URBAN CENTER DRIVE
                            BIRMINGHAM, ALABAMA 35242
                                 (205) 298-3000
                              (205) 298-2960 (FAX)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                                   COPIES TO:
DAVID N. BROWN, ESQ.                                 M. HILL JEFFRIES, ESQ.
COVINGTON & BURLING                                  ALSTON & BIRD LLP
1201 PENNSYLVANIA AVENUE, N.W.                       1201 WEST PEACHTREE STREET
WASHINGTON, D.C.  20004                              ATLANTA, GA 30309-3424
(202) 662-5238                                       (404) 881-7823
(202) 662-6291 (FAX)                                 (404) 881-4777 (FAX)
                                ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                                ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                ----------------

THE PROSPECTUS THAT IS A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 33-40284) OF THE REGISTRANT, AND IT IS INTENDED TO BE A COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Subject to completion. Dated March 15, 1999.


                                  $700,000,000

                            VULCAN MATERIALS COMPANY

                                 Debt Securities

                                 ---------------

         Vulcan Materials Company may from time to time sell up to $700,000,000 aggregate principal amount of debt securities. We will provide the specific terms of each offering of debt securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                    This prospectus is dated March ___, 1999.

                        INFORMATION ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may sell the debt securities described in this prospectus in one or more offerings up to a total principal amount of $700,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer to sell debt securities, we will provide a supplement to the prospectus that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us."

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US


         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


         Our common stock is listed on the New York Stock Exchange. You can inspect the reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


         The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with the SEC. This means that we can disclose important information to you by referring you to our SEC filings. The information contained in our SEC filings is an important part of this prospectus. Because this information is important, you should read it before you invest in any debt securities. We are incorporating by reference the following documents which we have filed with the SEC (file number 1-4033):

         1. Our annual report on Form 10-K for the year ended December 31, 1997;

         2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

         3. Our current reports on Form 8-K dated June 22, 1998, October 19, 1998, November 16, 1998, January 6, 1999, January 19, 1999 and February 11, 1999.


         We are also incorporating into this prospectus any documents that we file the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until we sell all the debt securities. Information contained in the documents that we file later with the SEC will automatically update and supersede the information contained in this prospectus or in the documents listed above. As a result, before you invest in any debt securities, you should read all of the filings that we make with the SEC after March 15, 1999.

         You may request a copy of these SEC filings, at no cost, by writing or calling:

                             William F. Denson, III
                     Senior Vice President-Law and Secretary
                            Vulcan Materials Company
                             1200 Urban Center Drive
                            Birmingham, Alabama 35242
                            Telephone: (205) 298-3000

         You should rely only on the information that we incorporate by reference or provide in this prospectus, any prospectus supplement and any pricing supplement. We have not authorized anyone to give you different information.

               SUMMARY INFORMATION ABOUT VULCAN MATERIALS COMPANY


         We are principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals. We are the largest producer of construction aggregates in the United States and are one of the nation's leading producers of chemicals. We have our own operations, and we also operate though subsidiaries. Our principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242, and our telephone number is
(202) 298-3000. A more detailed description of our business and our subsidiaries is contained in the documents that we have incorporated by reference in this prospectus, which are listed under the heading "Where You Can Find More Information About Us."

                USE OF PROCEEDS FROM THE SALE OF DEBT SECURITIES


         Unless we inform you otherwise in the applicable prospectus supplement, we will use the net proceeds that we receive from the sale of the debt securities for general corporate purposes. General corporate purposes may include:

         -        working capital;

         -        capital expenditures;

         -        acquisitions of, or investments in, businesses and assets;

         -        repurchase of our common stock; and

         -        redemption or repayment of our indebtedness.


         We have not allocated a specific portion of the net proceeds for any particular use at this time. Until we apply the net proceeds of any sale of debt securities for specific purposes, we may invest the net proceeds of any sale in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES


         Our ability to generate earnings to pay our fixed charges is shown below. These computations include us and our subsidiaries.

                                              NINE MONTHS
                                                 ENDED
                                              SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                            -----------------       --------------------------------------------------
                                             1998       1997        1997        1996        1995        1994      1993
                                             ----       ----        ----        ----        ----        ----      ----
         Ratio of Earnings to Fixed
         Charges                            19.5        16.6        17.8        16.0        13.3         7.9      8.1



         We have computed our ratio of earnings to fixed charges for each period by dividing earnings by fixed charges for that period. For purposes of these computations, we calculated "earnings" by adding our pre-tax income, our fixed charges and the amount we amortize for capitalized interest, and we then subtracted the credits we take for capitalized interest. We determined "fixed charges" by adding the interest we pay on our indebtedness, one-third of all our rental expenses, and the amount we amortize for debt financing costs. One-third of all our rental expenses is the approximate portion that represents interest.

               FINANCIAL INFORMATION GIVING EFFECT TO STOCK SPLIT


                  On February 12, 1999, our board of directors approved an increase in our authorized common stock from 160 million shares to 480 million shares and a three-for-one stock split of our common stock. The stock split became effective on March 10, 1999. We have set forth below financial data related to our common stock, for the time periods set forth below, which is restated to give effect to the stock split. The financial data for the period ended September 30, 1998 is based on our unaudited financial statements and the financial data from all other periods is based on our audited financial statements.





                                                                                                            NINE MONTHS
                                                              YEAR ENDED DECEMBER 31                           ENDED
                                          ---------------------------------------------------------------- SEPTEMBER 30,
                                              1997       1996          1995        1994          1993         1998
                                          ----------   ----------   ----------   ---------   ------------- -------------
     Earnings Per Share:
       Basic .......................      $     2.06   $     1.81   $     1.56   $     0.90   $     0.80   $     1.95
       Diluted .....................      $     2.03   $     1.79   $     1.54   $     0.89   $     0.80   $     1.92

     Weighted Avg Shares Outstanding
     (in millions):
       Basic .......................           101.5        104.3        106.6        109.3        110.3        112.2
       Diluted .....................           102.8        105.5        107.8        110.0        110.9        113.6

     Cash Dividends Per Share ......      $     0.63   $     0.56   $     0.49   $     0.44   $     0.42   $     0.52

                       DESCRIPTION OF THE DEBT SECURITIES

         We provide information to you about the debt securities in three separate documents that progressively provide more detail:

         1.       THIS PROSPECTUS

                  General information that may or may not apply to each series of debt securities.

         2.       THE PROSPECTUS SUPPLEMENT

                  More specific than the prospectus. To the extent information differs from the prospectus, you should rely on the information in the prospectus supplement.

         3.       THE PRICING SUPPLEMENT

                  Provides final details about a specific series or tranche of debt securities. To the extent information differs from the prospectus or the prospectus supplement, you should rely on the information in the pricing supplement.

                               ABOUT THE INDENTURE


         We will issue the debt securities under an indenture dated as of May 1, 1991, between us and Morgan Guaranty Trust Company of New York, as trustee. The Bank of New York is the current trustee under the indenture, replacing Morgan Guaranty.


         We have summarized selected provisions of the indenture below. This summary is not complete. It does not describe some of the exceptions and qualifications contained in the indenture. We urge you to read the indenture because the indenture, rather than following the summary, defines your rights as a holder of debt securities. The indenture is an exhibit to our registration statement no. 333-68895, related to the debt securities, that we filed with the SEC. You can read and copy the indenture at the SEC's public reference room in Washington, D.C. or we will send you a free copy if you write us or call us at the address or phone number listed under "Where You Can Find More Information About Us."


         In the summary that follows, we have included references to article and section numbers of the indenture so that you can easily locate the provisions that we summarized.

                         BRIEF SUMMARY OF THE INDENTURE


         The debt securities will be our direct and unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of debt securities that we may issue. (Section 301).


         The indenture permits us to issue debt securities in one or more series. Each series of debt securities may have different terms. The particular terms of any series of debt securities will be established by resolution of our board of directors or by a supplemental indenture relating to that series. (Section 301).


         The prospectus supplement applicable to each series of debt securities will describe the specific terms of the series of debt securities being offered. These terms will include some or all of the following:

         -        the title of the series of debt securities;

         - the aggregate principal amount of the debt securities we are offering for sale;

         - the date or dates on which we will pay the principal on the debt securities;

         - the annual rate or rates, (which may be fixed or variable), or the method used to determine the rate or rates, (including any commodity, commodity index or stock exchange index), at which the debt securities will bear interest and the dates from which any interest will accrue;

         -        the dates on which any interest will be payable;

         - the currency or currency unit in which the principal of, and the interest or any premium on, the debt securities are payable;

         - the terms and conditions upon which we may, at our option, redeem the debt securities;

         - any obligation we have to redeem or repurchase all or some of the debt securities as required by any sinking fund or another similar provision, at the option of a holders of debt securities;

         - the manner in which the amounts of payment of the principal of, or the interest or any premium on, the debt securities will be determined if these amounts are determined by reference to an index, such as a commodity index, stock exchange index or financial index;

         - the portion of the principal amount of the debt securities which is due upon acceleration, if it is less than the total principal amount of the debt securities;

         - any addition to or change in the events of default described in this prospectus or the indenture with respect to any debt securities;

         - any addition to or change in the covenants described in this prospectus or the indenture with respect to any debt securities;

         - whether the debt securities will be issued in the form of one or more global debt securities; and

         -        any other terms of the debt securities. (Section 301).


         We may sell debt securities which are due and payable upon acceleration based on an event of default, at a value which is less than their principal amount. These types of debt securities are referred to as original issue discount securities. If we sell them, we will describe in a prospectus supplement the federal income tax and accounting consequences and other special considerations applicable to them.

                              RESTRICTIVE COVENANTS


         We have agreed to restrict our activities, as summarized below, for the benefit of holders of the debt securities. The restrictive covenants summarized in this section will apply to each series of debt securities unless we tell you otherwise in the applicable prospectus supplement.


         RESTRICTIONS ON SECURED DEBT. We have agreed that we will not, and each of our subsidiaries will not, issue, assume or guarantee any debt secured by a pledge, mortgage or other lien (1) on a principal property owned or leased by us or any subsidiary or (2) on any shares of stock or debt of any subsidiary, unless we secure the debt securities equally and ratably with or prior to the debt secured by the lien. If we secure the debt securities in this manner, we have the option of securing any of our other debt or obligations, or those of any subsidiary, equally and ratably with the debt securities, as long as the other debt or obligations are not subordinate to the debt securities. This covenant has significant exceptions; it does not apply to the following liens:

         - liens on the property, shares of stock or debt of any corporation existing at the time the corporation becomes our subsidiary;

         -        liens in favor of us or one of our subsidiaries;

         - liens in favor of U.S. governmental bodies to secure progress, advance or other payments required under any contract or provision of any statute;

         -        liens on property, shares of stock or debt, either:

                  -- existing at the time we acquire the property, stock or debt, including acquisition through merger or consolidation;

                  -- securing all or part of the cost of acquiring the property, stock or debt or constructing on the property; or

                  -- securing debt to finance the purchase price of the property, stock or debt or the cost of constructing on the property that were incurred prior to or at the time the property, stock or debt was acquired or within 120 days after we acquire the property, stock or debt or complete construction on the property; and

         - any extension, renewal or replacement of the liens described above if the extension, renewal or replacement is limited to the same property, shares or debt that secured the lien that was extended, except that if the debt secured by a lien is increased as a result of the extension, renewal or replacement, we will be required to include the increase when we compute the amount of debt that is subject to this covenant. (Section 1008).


         In addition, this covenant restricting secured debt does not apply to any debt that either we or any of our subsidiaries issue, assume or guarantee if the total principal amount of the debt, when added to (1) all of the other outstanding debt that this covenant would otherwise restrict, and (2) the total amount of remaining rent, discounted by 10% per year, that we or any subsidiary owes under any lease arising out of a sale and leaseback transaction, is less than or equal to 10% of the combined net tangible assets of us and our subsidiaries. (Section 1008). When we talk about combined net tangible assets, we mean, in general, the aggregate amount of the assets of us and our consolidated subsidiaries after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, and similar intangible assets. (Section 101).


         When we talk about a principal property, we mean, in general, any facility that we or any subsidiary leases or owns, together with the land on which the facility is built, which is used primarily for manufacturing or processing and which has a gross book value in excess of 1% of the combined net tangible assets of us and our subsidiaries. (Section 101).


         LIMITATION ON SALE AND LEASEBACKS. We have agreed that neither we nor any of our subsidiaries will enter into a sale and leaseback transaction related to a principal property which would take effect more than 120 days after the construction and commencement of full operation of the property, except for temporary leases for a term of not more than three years and except for leases between us and a subsidiary or between our subsidiaries, unless one of the following applies:

         - we or our subsidiary could have incurred debt secured by a lien on the principal property to be leased back in an amount equal to the remaining rent, discounted by 10% per year, for that sale and leaseback transaction, without being required to equally and ratably secure the debt securities as required by the "Restrictions on Secured Debt" covenant described above, or

         - within 120 days after the sale of transfer, we apply to the retirement of our long-term debt, which is debt with a maturity of a year or more, an amount of cash at least equal to (1) the net proceeds of the sale of the principal property sold and leased back under the sale and leaseback arrangement, or (2) the fair market value of the principal property sold and leased back under the arrangement, whichever is greater. (Section 1009).


                      CONSOLIDATION, MERGER, SALE OF ASSETS


         We have agreed, for the benefit of the holders of the debt securities, to a covenant restricting our activities in connection with a consolidation, merger or sale of our assets substantially as an entirety. The indenture generally permits us to consolidate with or merge into another entity. It also generally permits us to sell all or substantially all our assets to another entity. We have agreed, however, not to complete a consolidation, merger or sale of our assets as an entirety unless all of the following conditions are met:

         - the remaining or acquiring entity is a corporation, partnership or trust and it assumes all of our obligations under the indenture, including making all principal, interest and any premium payments, when due, on the debt securities and performing our covenants under the indenture;

         - immediately after giving effect to the consolidation, merger or sale, no event of default would occur or be continuing; and

         - if, as a result of the consolidation, merger or sale, our properties or assets would become subject to a mortgage, pledge or other lien that would not be permitted by the indenture, the remaining or acquiring entity will secure the debt securities equally and ratably with or prior to the debt secured by the mortgage, pledge or lien. (Section 801).


         If we complete a consolidation, merger or sale of assets, we will be released from all our liabilities and obligations under the indenture and the debt securities. In addition, the remaining or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the remaining or acquiring corporation will be permitted to exercise our rights and powers under the indenture. (Section 802).


                                EVENTS OF DEFAULT


Each of the following is an event of default with respect to the debt securities of any series:

         - our failure to pay interest on the debt securities of that series for a period of 30 days after the interest is due;

         - our failure to pay the principal of, or any premium on, the debt securities of that series when the principal or premium is due;

         - our failure to make any sinking fund payment as required by the terms of the debt securities of that series;

         - our failure to perform or breach of any covenant or warranty in the indenture, other than a covenant or warranty we have included solely for the benefit of another series of debt securities for a period of 60 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from at least 10% of the holders of the debt securities of that series, specifying the default or breach and asking us to remedy it;

         - events described in the indenture involving our bankruptcy, insolvency or reorganization; and

         - any other event of default provided for that series of debt securities. (Section 501).

         If an event of default for any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series is permitted to require us to immediately pay the principal of, and any interest on, the debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may, under the circumstances specified in the indenture, rescind their request to accelerate payment of that series.
(Section 502).


         A holder of a debt security of any series may pursue any remedy under the indenture only if all of the following occur:

         - the holder gives the trustee written notice of a continuing event of default for that series;

         - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings;

         - the holder offers the trustee indemnity reasonably satisfactory to the trustee for any expenses or liabilities that the trustee might incur in pursuing the remedy;

         - the trustee fails to act for a period of 60 days after receiving the notice, request and offer of indemnity described above; and

         - during the 60-day period, the holders of a majority in principal amount of the debt securities do not give the trustee a direction inconsistent with the written request that the trustee institute proceedings. (Section 507).

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of an overdue payment. (Section 509).


         In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:

         - conducting any proceeding for any remedy available to the trustee, or

         - exercising any trust or power conferred on the trustee with respect to that series. (Section 512).

         The indenture requires us to file each year with the trustee a statement specifying whether or not we are in default of any of our covenants or obligations under the indenture. (Section 1004).


            AMENDMENT, SUPPLEMENTATION AND WAIVER OF INDENTURE TERMS


         As a general rule, we may amend or supplement the indenture if the holders of 66 2/3% in principal amount of the debt securities of all series affected by the amendment or supplement, acting as one class, consent to it. This general rule does not apply if the amendment or supplement would do any of the following, which require the consent of the holders of 100% of the debt securities affected:

         -        change the stated maturity of any debt security;

         -        change the time for payment of interest on any debt security;

         -        reduce the rate of interest on any debt security;

         -        reduce the principal amount of any debt security;

         - reduce the premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

         - make payments on the debt securities payable in currency other than as originally stated in the debt securities;

         - impair the holder's right to sue to enforce any payment on the debt security after the payment is due;

         - waive a continuing default or event of default regarding any payment of principal, interest or any premium on the debt securities; or

         - reduce the percentage in principal amount of debt securities whose holders must consent to an amendment or supplement to the indenture or a waiver of its provisions (Sections 513 and 902).


         We may amend or supplement the indenture or waive any provision of it without the consent of any holders of debt securities:

         -        to cure any ambiguity, omission, defect or inconsistency;

         - to provide for the assumption of our obligations under the indenture by a sucessor upon any merger or consolidation or the sale of substantially all our assets;

         - to add covenants that would benefit the holders of any debt securities; or

         - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect.

         The holders of 66 2/3% in principal amount of debt securities of any series may waive, as to that series, the requirement that we comply with the covenants in the indenture summarized above under "Restrictions on Secured Debt" and "Limitations on Sales and Leasebacks." (Section 1010). The holders of a majority in principal amount of the debt securities of any series may waive any other past default under the indenture with respect to that series, except for the following defaults which cannot be waived without the consent of 100% of the holders of debt securities of that series:

         - a default in the payment of the principal of or any premium or interest on debt securities of that series; and

         - a default under any covenant or provision of the indenture which cannot be modified or amended without the consent 100% of the holders of the debt securities of that series. (Section
                  513).

                 DISCHARGE OF OUR OBLIGATIONS THROUGH DEFEASANCE

         If we irrevocably deposit with the trustee money or government securities in an amount sufficient to pay the principal and interest, and any premium or sinking fund payments, on the debt securities of a series on the scheduled due dates for these payments, then, at our option, either of the following will occur:

         - we will be discharged from substantially all of our obligations with respect to debt securities of that series and will be deemed to have paid the entire indebtedness represented by the debt securities. This is generally referred to as "legal defeasance."

                                       or

         - we will no longer have any obligation to comply with the restrictive covenants in the indenture summarized above under "Restrictions on Secured Debt," "Limitations on Sale and Leasebacks" and "Consolidation, Merger, Conveyance, Transfer or Lease," in which case any failure on our part to comply with these covenants will not constitute an event of default under the indenture. This is generally referred to as "covenant defeasance."

         If we discharge our obligations under a series of debt securities in either way, we will still be obligated to register the transfer or exchange of debt securities; replace stolen, lost or mutilated debt securities; and maintain paying agencies for the holders of the debt securities of the series affected. The rights of the holders of debt securities of that series to receive principal, interest, and any premium payments will also survive the discharge, except that the holders will have the right to receive payments solely from the trust fund created by our deposit of money or government securities.

         In order for us to exercise either legal defeasance or covenant defeasance, we need to meet all of the following conditions:

         - on the date we deposit the money or government securities with the trustee, no event of default with respect to the debt securities of the series discharged would occur or be continuing;

         - the defeasance will not result in a breach or violation of, or a default under, the indenture or any other agreement or instrument to which we are a party; and

         - we will be required to deliver to the trustee a legal opinion stating that the holders of the debt securities affected will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

         The legal opinion must also state that the holders will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service to that effect. (Sections 1302, 1303, 1304).

         In addition, if all the debt securities of a series are due and payable within one year or are to be called for redemption within one year, we can be discharged from all our obligations with respect to the debt securities of that series if we irrevocably deposit with the trustee money in an amount sufficient to pay the entire principal amount of the debt securities at maturity or on redemption. (Section 401).

         If we exercise our option to effect a covenant defeasance with respect to the debt securities of any series and at a later date those debt securities are declared due and payable on an accelerated basis because an event of default occurred regarding a covenant other than the covenants defeased, there may be a shortfall in the amount we owe. If we elect covenant defeasance and payment on the debt securities is accelerated, the amount of money and securities we deposited with the trustee as defeasance related payments may not be sufficient to pay amounts due on the debt securities at the time of their acceleration, even though they would be sufficient to pay amounts due on the debt securities at the time of their stated maturity. In this event, we would remain liable for the payments due upon acceleration.

                                  GOVERNING LAW

         New York law will govern the indenture and the debt securities. (Section 112).
                              REGARDING THE TRUSTEE

         The trustee is not obligated to exercise its powers under the indenture at the request of any holders of debt securities unless the holders have offered to the trustee reasonably satisfactory indemnity or security against expenses or liabilities which the trustee might incur in complying with the request of the holders. (Sections 603).

         The current trustee, the Bank of New York, provides us with a variety of commercial banking services in the ordinary course of business, including providing demand deposit and custody accounts and providing related cash management services.

          FORM, EXCHANGE, REGISTRATION AND TRANSFER OF DEBT SECURITIES


         We will issue the debt securities in registered form, without coupons. We will issue the debt securities in one of the following forms:

         - in the form of certificates in definitive form, in denominations of $1,000 and multiples of $1,000, registered in the name of the holders of the debt securities. (Section 302); or

         - in the form of one or more global notes registered in the name of the Depositary Trust Company, New York, New York, or its nominee. If we issue debt securities in the form of a global note, DTC will place the debt securities in book-entry form.

When we issue a series of debt securities, we will let you know in the prospectus supplement for the series the form that the debt securities will take.

         CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at any office we maintain for this purpose. We will not charge a service charge to register the transfer or exchange of debt securities. We may, however, require you to pay any tax or other governmental charge required in connection with the registration. (Section 305). Unless we inform you otherwise in a prospectus supplement, we will make payments on certificated debt securities at the office of the trustee. We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for interest payment. You may effect the transfer of certificated debt securities only by surrendering the certificate representing those certificated debt securities and having us or the trustee reissue the certificate or issue a new certificate to the new holder.


         If we call any debt securities for redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:


         (1) during a period beginning 15 days prior to the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of the notice, or


         (2) after the notice of redemption is mailed, except that if a debt security is being redeemed in part, we will register the transfer and exchange of the unredeemed portion of the debt security. (Section 305).


         GLOBAL DEBT SECURITIES AND THE BOOK ENTRY SYSTEM. If we issue debt securities in the form of one or more global notes, each global note will be registered in the name of, and deposited with, DTC or its nominee. DTC was created to hold securities deposited by its participating organizations, such as brokers or underwriters, so that its participants could clear and settle securities transactions between each other though electronic computerized book-entry changes in their accounts rather than by physically exchanging securities certificates. This book-entry system eliminates the need to physically transfer certificates to register transfers, pledges or other transactions. Participants in DTC include securities brokers and dealers (including any underwriters of the debt securities), banks, trust companies, and clearing corporations. Non-participants, such as securities brokers and dealers, banks and trust companies, can beneficially own securities held by DTC only though a participant. The rules that apply to DTC and its participants are on file with the SEC.


         If we issue a global note to DTC, we will not issue certificates to each holder. Instead, DTC will keep a computerized record of its participants whose clients have purchased beneficial ownership of the debt securities represented by the global note. Likewise, DTC's participants will keep a record of their clients. When we issue a global note, DTC will credit the computerized accounts of its participants with the respective portion of the principal amount of the global note that each participant beneficially owns. The underwriters, dealers or agents distributing the debt securities will designate which accounts to credit. DTC's computerized records will show beneficial ownership of a global note by participants, and the computerized records of participants will show beneficial ownership of a global note by persons who beneficially own debt securities through participants.


         So long as DTC or its nominee is the registered owner of a global note, we will consider DTC or its nominee to be the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. As a result, except as set forth below, owners of beneficial interests in a global note:

         - will not be entitled to have the debt securities represented by the global note registered in their names;

         - will not receive or be entitled to receive physical delivery of a certificate in definitive form representing the debt securities; and

         - will not be considered the owners or holders of the debt securities under the indenture.


As a result, any participant with DTC which owns a beneficial interest in a global note will be dependent on DTC's procedures, and any person who is not a participant with DTC will be dependent on its participant's procedures, to exercise any of the rights of a holder of debt securities under the indenture.

         We understand, however, that under DTC's usual practice, neither DTC nor its nominee will consent or vote with respect to the debt securities. Instead, when a vote or consent is required, DTC mails a proxy to the issuer as soon as possible after the record date for the vote or consent. The proxy assigns DTC's or its nominee's consenting or voting right to those participants of DTC who beneficially own the debt securities, as shown on the accounts of DTC as of the record date. The Company is permitted under the indenture to give effect to these proxies. (Section 308).


         We will wire principal and interest payments to DTC or its nominee. We and the trustee will treat DTC or its nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes. Consistent with DTC's current practice, we expect that immediately after DTC receives a principal, interest or premium payment from us, DTC will credit participants' accounts with payments in amounts proportionate to their respective holdings of beneficial interests in the global notes as shown on DTC's records. However, making sure than payments are passed-through to beneficial owners of a global note will be the sole responsibility of the participants and not of DTC, the trustee or us.


         DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers, Inc. DTC has informed us that it is:

         - a limited-purpose trust company organized under the New York Banking Law;

         - a "banking organization" within the meaning of the New York Banking Law;

         -        a member of the United States Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.


         We will provide certificated notes in definitive form in exchange for a global note only if:

         - DTC notifies us that it is unwilling or unable to continue as depositary;

         - DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

         - we determine not to require all of the debt securities of a series to be represented by a global note.


If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of its debt securities in definitive form. (Section 305).

                       DISTRIBUTION OF THE DEBT SECURITIES


         We may sell debt securities through agents, underwriters or dealers, or directly to one or more purchasers.


                                     AGENTS


         We may sell debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

                                  UNDERWRITERS


         If we use underwriters for a sale of debt securities, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters will be obligated to purchase all of the debt securities of the series offered if any of the debt securities of that series are purchased. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We will identify any underwriters or dealers involved in the offer or sale of debt securities and describe their compensation in the applicable prospectus supplement.


                                DELAYED DELIVERY


         We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase debt securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for the payment and delivery on a specified date in the future. If we sell debt securities under these delayed delivery contracts, the applicable prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.


                                  DIRECT SALES


         We may sell debt securities directly to one or more purchasers. In this case, we will not engage underwriters or agents in the offer and sale of debt securities.


       INDEMNIFICATION OF, AND ORDINARY TRANSACTIONS WITH, UNDERWRITERS,
                               DEALERS AND AGENTS


         We may have agreements with the underwriters, dealers or agents who participate in the distribution of debt securities to indemnify them against some types of liabilities, including liabilities under the Securities Act, and to contribute to payments which these underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.


                          NO ASSURANCE OF LIQUID MARKET


         Each series of debt securities will be a new issue of securities with no established trading market. We cannot assure you that there will be liquidity in the trading market for any debt securities we issue.


                         STABILIZATION AND PENALTY BIDS


         Until the distribution of the debt securities is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the debt securities. As an exception to these rules, underwriters are permitted to engage in transactions that stabilize the price of the debt securities. These transactions include bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities.


         If any underwriters create a short position in the debt securities in connection with an offering, i.e., if they sell more debt securities than are set forth in the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing debt securities in the open market.


         Underwriters may also impose a penalty bid on some of the selling group members. This means that if the underwriters purchase debt securities in the open market to reduce the underwriters' short position or to stabilize the price of the debt securities, they may reclaim the amount of the selling concession from the selling group members who sold those debt securities as part of the offering.


         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the market if these purchases did not occur. The imposition of a penalty bid might also have an effect on the price of the debt securities to the extent that it discourages resales of the debt securities.


         Neither we nor the underwriters are making any representations or predictions regarding the direction or size of any effect that the transactions described above may have on the price of the debt securities. The underwriters are not required to engage in any of the transactions described above, and if the underwriters engage in any of these market-making activities, they may discontinue them at any time without notice.


                   LEGAL OPINION REGARDING THE DEBT SECURITIES


         William F. Denson, III, our Senior Vice President-Law and Secretary, will issue a legal opinion on our behalf about the validity of the debt securities offered by this prospectus. As of February 28, 1999, after giving effect to our 3-for-1 stock split which was effected on March 10, 1999, Mr. Denson beneficially owned 24,003 shares of our common stock, held awards of 10,890 shares of our common stock under a long-range performance share plan, held stock options for the purchase of 77,775 shares of our common stock under a long-term incentive plan, and held 31,905 shares of our common stock under a thrift plan for salaried employees. Covington & Burling, Washington, DC, advises us, and Alston & Bird LLP, Atlanta, Georgia, advises the underwriters and agents, with regard to various matters related to the debt securities and this prospectus. Alston & Bird LLP also acts as our counsel from time to time in various matters.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference. These financial statements have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

================================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION THAT WE INCORPORATE BY REFERENCE OR PROVIDE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE, INCLUDING ANY UNDERWRITER, DEALER OR SALESPERSON, TO GIVE YOU DIFFERENT INFORMATION. IF ANYONE ELSE GIVES YOU DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT OFFER TO SELL DEBT SECURITIES IN ANY CIRCUMSTANCE OR IN ANY PLACE WHERE IT WOULD BE UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS, REGARDLESS OF WHEN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS DELIVERED OR ANY DEBT SECURITIES ARE SOLD.






                TABLE OF CONTENTS

                                                  Page
                                                  ----

INFORMATION ABOUT THIS PROSPECTUS...................2
WHERE YOU CAN FIND MORE INFORMATION ABOUT US........2
SUMMARY INFORMATION ABOUT VULCAN MATERIALS COMPANY..3
USE OF PROCEEDS FROM THE SALE OF DEBT SECURITIES....3
RATIO OF EARNINGS TO FIXED CHARGES..................3
FINANCIAL INFORMATION GIVING EFFECT TO STOCK SPLIT..4
DESCRIPTION OF THE DEBT SECURITIES..................4
DISTRIBUTION OF THE DEBT SECURITIES................12
LEGAL OPINION REGARDING THE DEBT SECURITIES........14
EXPERTS............................................14


================================================================================










================================================================================













                                  $700,000,000




                            VULCAN MATERIALS COMPANY




                                 Debt Securities




                                 --------------
                                   PROSPECTUS
                                 --------------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered pursuant to this registration statement, other than underwriting compensation. All amounts except for the Securities and Exchange Commission Filing Fee are estimated:

                  Securities and Exchange Commission

                  Filing Fee...................................................................  $  194,600
                  Accounting Fees and Expenses.................................................      50,000
                  Trustee's Fees and Expenses (including counsel fees).........................      20,000
                  Legal Fees and Expenses......................................................      50,000
                  Rating Agency Fees...........................................................     215,000
                  Printing and Engraving Fees..................................................      40,000
                  Miscellaneous................................................................      10,400
                                                                                                 ----------
                           Total...............................................................  $  580,000
                                                                                                 ==========

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons.
Article IV of the By-Laws of the Registrant provides as follows:

                  (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:

                           (i) any person who is or was a director, officer,
                  employee or agent of the corporation;

                           (ii) any person who is or was a director, officer,
                  employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (a) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (b) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

                           (iii) any person who is or was serving at the request
                  of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

                           (iv) the legal representative of any of the foregoing
                  persons (collectively, a "Corporate Agent").

                  (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

                  (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph
         (c), and any such determination shall be conclusive and final.

                  (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

                  (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the Board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

                  (f) As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.


         The Company maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

ITEM 16           EXHIBITS

Exhibit
Number                              Description of Exhibit
------                              ----------------------
1                 Distribution Agreement dated ____________________.**

4                 Form of Indenture dated as of May 1, 1991 between Vulcan Materials Company and Morgan Guaranty
                  Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registrant's
                  Registration Statement on Form S-3, Registration No. 33-40284.

5                 Opinion and Consent of William F. Denson, III, Senior Vice President-Law and Secretary of the
                  Registrant, regarding the Debt Securities.*

8                 Opinion and Consent of _______ as to certain federal income tax matters.**

12                Computation of Ratios of Earnings to Fixed Charges.*

23.1              Consent of Deloitte & Touche LLP.*

23.2              Consent of Counsel - included in Exhibit 5.*

23.3              Consent of Counsel - included in Exhibit 8.**

23.4              Consent of Deloitte & Touch LLP.***

23.5              Consent of Pricewaterhouse Coopers LLP**

24                Powers of Attorney.*

24.1              Power of Attorney for A. Frederick Gerstell***

25                Form T-1 Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of
                  the Bank of New York.*

27                Financial Data Schedule (for SEC use only).

*Previously filed. Supplements to such exhibits may be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.

**To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.

***Filed herewith.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:


                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
         (a)(1)(i) and(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.


                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                  (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  (d) (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


                        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 15th day of March 1999.

                                                  VULCAN MATERIALS COMPANY
                                                        (Registrant)


                                        By:         /s/  Donald M. James
                                           ------------------------------------
                                                      Donald M. James
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of March 1999.


         Signatures                               Title

    /s/ D. M. James                      Chairman, Chief Executive Officer and
-------------------------------------    Director
         D.M. James                      (Principal Executive Officer)

    /s/ P. J. Clemens                    Executive Vice President, Finance and
-------------------------------------    Administration and Treasurer
         P.J. Clemens, III               (Principal Financial Officer)

    /s/ E.A.  Khan                       Vice President and Controller
-------------------------------------    (Principal Accounting Officer)
         E.A. Khan

The following directors:

                *                        Director
-------------------------------------
         Marion H. Antonini

                *                        Director
-------------------------------------
         Livio D. Desimone

                *                        Director
-------------------------------------
         A. Frederick Gerstell

                *                        Director
-------------------------------------
         John K. Greene

                *                        Director
-------------------------------------
         Douglas J. McGregor

                *                        Director
-------------------------------------
         Ann D. McLaughlin

                *                        Director
-------------------------------------
         James V. Napier

                *                        Director
-------------------------------------
         Donald B. Rice

                *                        Director
-------------------------------------
         Herbert A. Sklenar

                *                        Director
-------------------------------------
         Orin R. Smith


*By:    /s/ William F. Denson
    ---------------------------------
         William F. Denson, III
         Attorney-in-Fact for each of
         the ten directors listed above

Exhibit
Number                              Description of Exhibit
-------                             ----------------------
1                 Distribution Agreement dated ____________________.**

4                 Form of Indenture dated as of May 1, 1991 between Vulcan Materials Company and Morgan Guaranty
                  Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registrant's
                  Registration Statement on Form S-3, Registration No. 33-40284.

5                 Opinion and Consent of William F. Denson, III, Senior Vice President-Law and Secretary of the
                  Registrant, regarding the Debt Securities.*

8                 Opinion and Consent of _______ as to certain federal income tax matters.**

12                Computation of Ratios of Earnings to Fixed Charges.*

23.1              Consent of Deloitte & Touche LLP.*

23.2              Consent of Counsel - included in Exhibit 5.*

23.3              Consent of Counsel - included in Exhibit 8.**

23.4              Consent of Deloitte & Touch LLP.***

23.5              Consent of Pricewaterhouse Coopers LLP**

24                Powers of Attorney.*

24.1              Power of Attorney for A. Frederick Gerstell***

25                Form T-1 Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of
                  the Bank of New York.*

27                Financial Data Schedule (for SEC use only).

*Previously filed. Supplements to such exhibits may be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.

**To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.

***Filed herewith.